EXHIBIT 4.1

EXHIBIT 4.1

COMMON STOCK

COMMON STOCK

MM

MediamindTM

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

MediaMind Technologies Inc.

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 58449C 10 0

This Certifies that

is the record holder of

FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, $0.001 PAR VALUE PER SHARE, OF

MediaMind Technologies Inc.

transferable on the books of the Corporation in person or by duly authorized attorney on surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

PRESIDENT

MediaMind Technologies Inc.

CORPORATE SEAL 1999

DELAWARE

SECRETARY

COUNTERSIGNED AND REGISTERED:

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

(NEW YORK, N.Y.)

TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED SIGNATURE

ABnote North America

711 ARMSTRONG LANE

COLUMBIA, TENNESSEE 38401

(931) 388-3003

SALES: HOLLY GRONER 931-490-7660

PROOF OF: JULY 21, 2010

MEDIAMIND TECHNOLOGIES INC.

TSB 2022

OPERATOR: JB

Rev 1

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: OK AS IS OK WITH CHANGES MAKE CHANGES AND SEND ANOTHER PROOF

Colors Selected for Printing: Logo prints in Percentages of Black. Intaglio prints in SC-11 Orange.

COLOR: This proof was printed from a digital file or artwork on a graphics quality, color laser printer. its is a good representation of the color as it will appear on the final product.

However, it is not an exact color rendition, and the final printed product may appear slightly different from the proof due to the difference between the dyes and printing ink.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common
TEN ENT	—	as tenants by the entireties
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT — .... Custodian ....
(Cust) (Minor)
under Uniform Gifts to Minors
Act ....
(State)

Additional abbreviations may also be used though not in the above list.

For value received, ____________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

____

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE

____

____

____ Shares

of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ____

____ Attorney

to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated, ____________________

____

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.

SIGNATURE(S) GUARANTEED:

____

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

ABnote North America 711 ARMSTRONG LANE COLUMBIA, TENNESSEE 38401 (931) 388-3003	PROOF OF: JULY 20, 2010 MEDIAMIND TECHNOLOGIES INC. TSB 2022 BK
SALES: HOLLY GRONER 931-490-7660	OPERATOR: JB
	NEW

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: ___OK AS IS ___OK WITH CHANGES ___MAKE CHANGES AND SEND ANOTHER PROOF